Exhibit 10.4
     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the date last executed below, between Aurora Medical Group, Inc., a Wisconsin non-stock corporation (“Tenant”), having an address at 3000 West Montana, Milwaukee, Wisconsin and PNC Bank, National Association (“Lender”), located at 10851 Mastin, Overland Park, Kansas, 66210.
RECITALS
A.	Tenant is or will at Closing be the current tenant under that certain lease dated December 21, 2007, by and between Tenant, as original tenant, and NNN Eastern Wisconsin Medical Portfolio, LLC, as original landlord, which has been amended, if at all, only by those instruments described in Exhibit A attached hereto (the original lease, as amended, is herein the “Lease”) affecting certain premises commonly known as (the “Premises”) located on the real property described in Exhibit B attached hereto (the “Land”); and

B.	Lender is about to make a loan to NNN Eastern Wisconsin Medical Portfolio, LLC, who is, or will become, the landlord under the Lease (hereinafter “Landlord”), which loan will be evidenced by a promissory note to made by Landlord in favor of Lender and secured by the lien of a mortgage or deed of trust (the “Mortgage”) encumbering the Land (the Mortgage and all other documents securing the loan are herein collectively called the “Security Documents”); and

C.	Lender and Tenant desire to confirm their agreements with respect to the Lease and the Security Documents.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:
1.	Subordination. The Lease and all right, title and interest in the Land created thereby (including without limitation, any purchase options, rights of first refusal or similar rights possessed by Tenant with respect to the Premises) are, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the liens, terms, covenants, provisions and conditions of the Security Documents, and all renewals, modifications, extensions, consolidations and replacements thereof.

2.	Non-Disturbance. So long as the Lease is in full force and effect and Tenant is not in default under the Lease (beyond any period given Tenant to cure such default) or under this Agreement:
(a)	Tenant’s possession of the Premises and Tenant’s rights and privileges under the Lease shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any extensions or renewals thereof; and

(b)	Lender will not name or join Tenant as a party defendant in any action or proceeding to foreclose the Mortgage or to enforce any rights or remedies of Lender under the Mortgage that would cut-off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease unless the joinder is required by law in order to perfect the trustee’s sale, foreclosure or other proceeding, and without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

(c)	Tenant agrees that any option or right of first refusal contained in the Lease shall not apply to Lender taking title pursuant to any bona fide deed in lieu of foreclosure or purchase at a foreclosure sale.
3.	Attornment.
(a)	After notice is given by Lender that a default has occurred under the Mortgage and that the rentals and all other payments to be made by Tenant under the Lease should be paid to Lender, Tenant will pay to Lender, or in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect to the Premises; such payments will be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as tenant under the Lease or otherwise; and

(b)	In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Premises upon or following foreclosure of the Mortgage, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, each being a “Successor-Landlord”), Tenant shall attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease, except that Successor-Landlord shall not:
i)	be liable for any previous act or omission of Landlord under the Lease;

ii)	be subject to any off-set, defense or counterclaim which shall have previously accrued to Tenant against Landlord;

iii)	be bound by any modification of the Lease (including any early termination of the Lease not provided for in the Lease) or by any previous prepayment of rent or additional rent for more than one month which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender; or

iv)	be liable for any security deposited under the Lease unless such security has been physically delivered to Lender.
4.	Lease Modifications. Tenant understands that the Landlord, without the prior written consent of Lender, shall not: (a) amend or modify the Lease or any extensions or renewals thereof; (b) terminate, cancel or tender a surrender of the Lease; (c) make a prepayment of any rent or additional rent in excess of one (1) month; or (d) subordinate or permit the subordination of the Lease to any lien subordinate to the Mortgage. Any such purported action without such consent shall be void as against the holder of the Mortgage.

5.	Notice of Default; Opportunity to Cure.
(a)	Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right of Tenant dependent upon notice shall take effect only after such notice to Lender is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in section (b) below.

(b)	Without limiting the generality of the foregoing, Tenant shall promptly notify Lender of any default, act or omission of Landlord which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction (a “Landlord Default”). In the event of a Landlord Default, Tenant shall not exercise any rights available to it: (i) until it has given written notice of such Landlord Default to Lender; and (ii) unless Lender has failed, within a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord, to cure or remedy the Landlord Default or, if the same is not reasonably capable of being remedied by Lender within such period, until a reasonable period for remedying such Landlord Default has elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Documents to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy); provided that Lender shall with due diligence commence and prosecute a remedy for such Landlord Default. If Lender cannot reasonably remedy a Landlord Default until after Lender obtains possession of the Land, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such Landlord Default until the expiration of a reasonable period necessary for the remedy after Lender institutes proceedings to obtain possession of the Land through a foreclosure or otherwise, or for the appointment of a receiver for the Land, provided that Lender institutes and prosecutes such proceedings with due diligence. Lender shall have no obligation hereunder to remedy any Landlord Default.

6.	Notice of Lien. To the extent that the Lease entitles Tenant to notice of the existence of any mortgage and the identity of any lender, this Agreement shall constitute such notice to Tenant with respect to the Mortgage.

7.	Remedies. Upon and after the occurrence of a default under the Mortgage, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord.
8.	Limitation of Liability. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Mortgage or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise. Notwithstanding any other provisions of this Agreement, Tenant shall have no recourse against the Lender, any affiliate of Lender, any Successor Landlord, or any assets of any of them, with respect to the failure of any such party to perform its obligations under this Agreement or the Lease, other than any such party’s interest in the Land, provided that in no event shall Lender’s rights and interests under the Security Documents be deemed to be an interest in the Land.

9.	Priority.
(a)	Tenant acknowledges and agrees that this Agreement supersedes (but only to the extent inconsistent with) any provisions of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Mortgage.

(b)	Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any entity which shall succeed Lender with respect to the Land, or any portion thereof, provided such agreement is substantially similar to this Agreement.
10.	Notices. Any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing and shall be: (a) personally delivered; (b) delivered by Federal Express or other comparable overnight delivery service; or (c) transmitted by postage prepaid registered or certified mail, return receipt requested. All such notices, consents, requests or other communications shall be addressed to Tenant or Lender at the address for such party previously set forth in this Agreement, or to such other address as Tenant or Lender shall in like manner designate in writing. All notices and other communications shall be deemed to have been duly given on the first to occur of actual receipt of the same or: (i) the date of delivery if personally delivered; (ii) one (1) business day after depositing the same with the delivery service if by overnight delivery service; and (iii) three (3) days following posting if transmitted by mail. Any party may change its address for purposes hereof by notice to the other parties given in accordance with the provisions hereof.

11.	General. This Agreement may not be modified or terminated orally. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. The term “Lender” shall mean the then holder of any interest in the Mortgage. The term “Landlord” shall mean the then holder of the lessor’s interest in the Lease. The term “Person” shall mean any individual, joint venture, corporation, partnership, trust, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and any amendments or modifications to the Lease permitted under this Agreement. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved in favor of this Agreement.

12.	Termination of Agreement. This Agreement shall automatically terminate upon the release or termination of the lien of the Security Documents (and all renewals, modifications, extensions, consolidations and replacements thereof) upon the Land.

13.	Waivers. Both Tenant and Lender hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Land is located. Venue shall be in the Wisconsin circuit court for Milwaukee County.

15.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Subordination, Non-Disturbance and Attornment Agreement to be effective as of the day and year first stated above.

“LENDER”

PNC BANK, NATIONAL ASSOCIATION

Dated: , 20	By:
Jeannette Butler, Vice-President

“TENANT”
AURORA MEDICAL GROUP, INC.
a Wisconsin non-stock corporation

Dated: December 21, 2007	By:

Printed Name: Donald J. Nestor
Title: Secretary/Treasurer

AGREED AND CONSENTED TO:

“LANDLORD”

a

By:

Printed	Name:
Title:

ACKNOWLEDGMENTS
[use local form of acknowledgment]

STATE OF KANSAS	)
	)	ss.
COUNTY OF JOHNSON	)
     On this, the                 day of                     , 20     , before me, the undersigned officer, personally appeared Jeannette Butler, who acknowledged herself to be the Vice President of PNC Bank National Association, a national banking association, and that she as such Vice President being authorized to do so, executed the foregoing instrument for the purposed therein contained by signing the name of the corporation by herself as Vice President.
     IN WITNESS WHEREOF, I hereunder set hand and official seal.

Notary Public

STATE OF WISCONSIN	)
	)	ss.
COUNTY OF MILWAUKEE	)
     On this, the                 day of December, 2007, before me, the undersigned officer, personally appeared Donald J. Nestor, who acknowledged him/herself to be the Secretary/Treasurer of Aurora Medical Group, Inc., a Wisconsin non-stock corporation, and that s/he as such Secretary/Treasurer being authorized to do so, executed the foregoing instrument for the purposed therein contained by signing the name of the corporation by him/herself as Secretary/Treasurer.
     IN WITNESS WHEREOF, I hereunder set hand and official seal.

Ellen E. Bladorn, Notary Public My commission expires February 14, 2010

STATE OF	)
	)	ss.
COUNTY OF	)
     On this                 day of                     , 20_, before me, the undersigned officer, personally appeared                     , who acknowledged him/herself to be the                     of                     , a                                         , and that s/he as such                      being authorized to do so, executed the foregoing instrument for the purposed therein contained by signing the name of the corporation by him/herself as                                         .
     IN WITNESS WHEREOF, I hereunder set hand and official seal.

Notary Public

EXHIBIT A
Description of Lease Amendments

EXHIBIT B
Legal Description
     The real property situated in the County of                     , State of                     , described as follows: